UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 30, 2014

Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 30, 2014, Remy International, Inc. (the "Company") issued an earnings release announcing its financial results for its second quarter ended June 30, 2014.

In the earnings release, the Company uses adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, non-U.S. GAAP financial measures, which adjusts for factors that are unusual, non-recurring or unpredictable. The Company’s management believes the presentation of the non-U.S. GAAP financial measures provide useful information to investors regarding the Company's results of operations as it allows investors to better evaluate ongoing business performance. The Company’s management also uses the non-U.S. GAAP financial measures internally to monitor performance of the business. The Company cautions investors to consider these non-U.S. GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

A copy of the earnings release is attached as Exhibit 99.1.

The information included in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information included in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release, dated July 30, 2014, announcing Remy International, Inc.'s Second Quarter 2014 Results

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.

Date: July 30, 2014	By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated July 30, 2014, announcing Remy International, Inc.'s Second Quarter 2014 Results